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                                                                EXHIBIT 23.8.9

                         INDEPENDENT AUDITORS' CONSENT

General Partners
Shaker Square, Limited:

We consent to the use of our reports relating to the audits of the financial statements--income tax basis as of and for the years ended December 31, 1997, 1996 and 1995 of Shaker Square, Limited, included herein and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.

                                              KPMG PEAT MARWICK LLP

Greenville, South Carolina
October 6, 1998